Exhibit 10.1

WORTHINGTON STEEL, INC.

2023 LONG-TERM INCENTIVE PLAN

PERFORMANCE SHARE AWARD AGREEMENT

This Performance Share Award Agreement (this “Agreement”) is made effective as of _________ (the “Grant Date”) by and between Worthington Steel, Inc. (“Worthington”) and ___________ (the “Participant”).

Section 1. Award of Performance Shares.

Worthington hereby grants the Participant a number of Performance Shares (the “Performance Shares”) determined based on a target number of ________ Performance Shares and as further described on the attached Appendix A. Each Performance Share granted pursuant to this Agreement gives the Participant an unfunded, unsecured right to receive payment, following the satisfaction of vesting conditions set forth in this Agreement, of one Share in the manner set forth in Section 6 below. The Performance Shares are subject to the terms and conditions described in the Worthington Steel, Inc. 2023 Long-Term Incentive Plan, as amended from time to time (the “Plan”), and this Agreement.

Section 2. Vesting.

(a) General. Subject to Section 3, the Performance Shares will vest if both the Performance Conditions and the Time Based Vesting Conditions are met.

(b) Performance Based Vesting Conditions. Appendix A sets forth the Performance Conditions that must be satisfied in order for the Performance Shares to be eligible for vesting. The Performance Conditions are based on Worthington’s annualized absolute total shareholder return (“ATSR”) during the period beginning on _____________ and ending on __________ (the “Performance Period”), all as set forth on Appendix A. The Committee shall certify in writing the extent to which the Performance Conditions have been achieved and the number of Performance Shares eligible for vesting based on the Performance Conditions as soon as administratively practicable, but no later than 60 days, following the end of the Performance Period (the “Certification Date”). The Performance Shares that become eligible for vesting under this Section 2(b) are hereinafter referred to as the “Eligible Performance Shares.” Any unvested Performance Shares which are not eligible for vesting based on the Performance Conditions shall be automatically forfeited, terminated and cancelled effective as of the Certification Date without payment of any consideration by the Company, and the Participant or the Participant’s beneficiary or representative, as the case may be, shall have no further rights with respect to such Performance Shares under this Agreement.

(c) Time Based Vesting Conditions. Provided that the Participant has continuously remained employed by the Company from the Grant Date through the applicable vesting date, one-third of the Eligible Performance Shares shall vest on the third anniversary of the Grant Date, one-third of the Eligible Performance Shares shall vest on the fourth anniversary of the Grant Date, and one-third of the Eligible Performance Shares shall vest on the fifth anniversary of the Grant Date (the “Time Based Vesting Conditions”).

The Performance Shares will be forfeited if the conditions for vesting set forth in Section 2 or Section 3 are not met.

Section 3. Accelerated Vesting.

(a) Death or Disability. If the Participant’s employment terminates due to the Participant’s death or disability (as defined in Treasury Regulation Section 1.409A-3(i)(4)) during the Performance Period, the Performance Shares will vest on the last day of the Performance Period (if at all) based on the extent to which the Performance Conditions have been actually achieved. If the Participant’s employment terminates due to the Participant’s death or disability after the Performance Period, any unvested, outstanding Eligible Performance Shares will fully vest as of the date of such termination of employment.

(b) Change in Control. If there is a Change in Control and within two years thereafter the Participant’s employment is terminated by the applicable Company without Cause (as defined below) or by the Participant due to “an adverse change in the terms of the Participant’s employment” (as defined below), any unvested, outstanding Performance Shares will become fully vested on the date employment is terminated. The provisions of this Section 3(b) will apply in lieu of the provisions of Section 10 of the Plan. For purposes of this Section 3(b): (i) the Performance Conditions will be treated as satisfied at the greater of (A) actual performance during the Performance Period through the date of the Change in Control and (B) target performance; and (ii) “an adverse change in the terms of the Participant’s employment” means, without the Participant’s consent, the occurrence of one or both of the following conditions: (A) a material diminution in the Participant’s base compensation or (B) a material diminution in the Participant’s authority, duties or responsibilities; provided that, in order to constitute an adverse change in the terms of the Participant’s employment, the Participant must provide written notification to the Company of the condition within 45 days of the initial existence of the condition, upon the notice of which the Company shall have a period of 30 days during which it may remedy the condition.

(c) Termination Without Cause. If the applicable Company terminates the Participant’s employment without Cause after the Performance Conditions have been met, but before all of the Time Based Vesting Conditions have been met, any unvested, outstanding Eligible Performance Shares will fully vest as of the date of such termination of employment. “Cause” means the Participant’s (i) willful and continued failure to substantially perform assigned duties; (ii) gross misconduct; (iii) material breach of any term of any material agreement with Worthington or any other Company, including this Agreement; (iv) conviction of (or plea of no contest or nolo contendere to) (A) a felony or (B) a crime other than a felony, which involves a breach of trust or fiduciary duty owned to Worthington or any other Company; or (v) material violation of Worthington’s code of conduct or any other policy of Worthington or any other Company that applies to the Participant.

Section 4. Restrictions on Transferability.

No Performance Shares, and no Shares underlying the Performance Shares which have not been issued, may be sold, assigned, transferred, pledged or otherwise encumbered, except by will or by the laws of descent and distribution or to the Participant’s beneficiary upon the death of the Participant.

Section 5. Rights Before Settlement; Dividend Equivalents.

The Participant shall not be, and shall not have any of the rights or privileges of, a shareholder of Worthington, including, without limitation, voting rights and rights to dividends and other distributions, in respect of the Performance Shares and any Shares underlying the Performance Shares unless and until such Shares shall have been issued by Worthington. Notwithstanding the foregoing, if Worthington declares and pays dividends on Shares and, on the record date of such dividend, the Participant holds Performance Shares granted pursuant to this Agreement that have not been settled, the Participant will be credited with an additional amount in cash equal to the dividends the Participant would have received if the Participant was the holder of record, as of such record date, of a number of Shares equal to the number of Performance Shares held by the Participant that have not been settled as of such record date (the “Dividend Equivalents”).

The Dividend Equivalents shall be subject to the same restrictions, terms and conditions as the Performance Share to which they relate. For purposes of clarity, in the event that a Performance Share is forfeited under this Agreement, the related Dividend Equivalent will also be forfeited.

Section 6. Settlement.

As soon as administratively practicable following the vesting of any Performance Shares pursuant to this Agreement, but in no event later than 60 days following such vesting date, Worthington shall deliver to the Participant a number of Shares equal to the number of Performance Shares that vested on the applicable vesting date, less, to the extent applicable, the number of Shares withheld in accordance with Section 7. Any fractional Performance Shares will be settled in cash based upon the Fair Market Value of a Share on the settlement date.

The issuance of Shares will be subject to the satisfaction of Worthington’s counsel that such issuance will be in compliance with applicable Federal and state securities laws. Any Shares delivered under the Plan will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any certificates evidencing such Shares to make appropriate reference to such restrictions.

Section 7. Withholding.

The Company is authorized to withhold in respect of the Performance Shares, the amount of withholding taxes due in respect of vesting or settlement of such Performance Shares and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may establish procedures for election by the Participant to satisfy such withholding taxes by delivery of, or directing the Company to retain, Shares that would otherwise be deliverable upon settlement of the Performance Shares. The authority provided in this Section 7 includes authority to determine the amounts to be withheld (including Shares) in satisfaction of the Participant’s withholding obligations, or in satisfaction of other tax obligations, either on a mandatory or elective basis, as permitted in the discretion of the Committee.

Section 8. Non-Competition.

In the event that the Participant terminates employment with the Company for any reason whatsoever, and within 18 months after the date thereof becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with the Company or with any business in which the Company has a substantial interest as determined by the Committee, the Committee, in its sole discretion, may require the Participant to return to Worthington the economic value of the Performance Shares which is realized or obtained (measured as of the date on which the Performance Shares vested) by the Participant at any time during the period beginning on that date which is six months prior to the date of the Participant’s termination of employment with the Company plus any Dividend Equivalents paid with respect to the Performance Shares.

Section 9. Other Terms and Conditions.

(a) Beneficiaries. The Participant may designate a beneficiary to receive any Performance Shares that are outstanding but unsettled in the event of the Participant’s death. If no beneficiary is designated, the Participant’s beneficiary will be the Participant’s surviving spouse and, if there is no surviving spouse, the Participant’s estate.

(b) No Guarantee of Employment. The granting of Performance Shares will not confer upon the Participant any right to continued employment with any Company, nor will it interfere in any way with the right of any Company to terminate the employment of the Participant at any time, with or without Cause.

(c) Governing Law. The validity, construction and effect of this Agreement shall be determined in accordance with the laws of the State of Ohio (other than laws governing conflicts of laws) and applicable Federal law.

(d) Rights and Remedies Cumulative. All rights and remedies of the Company and of the Participant enumerated in this Agreement will be cumulative and, except as expressly provided otherwise in this Agreement, none will exclude any other rights or remedies allowed at law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

(e) Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.

(f) Severability. If any provision of this Agreement or the application of any provision hereof to any Person or any circumstance will be determined to be invalid or unenforceable, then such determination will not affect any other provision of this Agreement or the application of said provision to any other Person or circumstance, all of which other provisions will remain in full force and in effect.

(g) Entire Agreement. This Agreement, together with the Plan, which is incorporated herein by reference, constitutes the entire agreement between the Company and the Participant in respect of the subject matter of this Agreement, and this Agreement supersedes all prior and contemporaneous agreements between the parties hereto in connection with the subject matter of this Agreement. No officer, director, employee or other servant or agent of the Company, and no servant or agent of the Participant, is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement will be binding upon any party hereto unless contained in a writing signed by the party to be charged.

(h) Performance Shares Subject to the Plan. The Performance Shares are subject to the terms and conditions described in this Agreement and the Plan, which is incorporated by reference into and made a part of this Agreement. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan will govern except as specifically provided in this Agreement. The Committee has the sole responsibility for interpreting the Plan and this Agreement, and the Committee’s determination of the meaning of any provision in the Plan or this Agreement will be binding on the Participant. Capitalized terms that are not defined in this Agreement have the same meaning as in the Plan.

(i) Section 409A of the Code. This Agreement and the Performance Shares granted hereunder are intended to be exempt from, or otherwise comply with, Section 409A of the Code and the Treasury Regulations promulgated thereunder (collectively, “Section 409A”), and shall be interpreted, administered and operated accordingly. For purposes of this Agreement, termination of employment means a “separation from service” within the meaning of Treasury Regulations Section 1.409A-1(h). If the Participant is a “specified employee” within the meaning of Section 409A at the time of the Participant’s separation from service, then any payment otherwise required to be made to the Participant under this Agreement on account of the Participant’s separation from service, to the extent such payment (after taking into account all exclusions applicable to such payment under Section 409A) is properly treated as deferred compensation subject to Section 409A, shall not be made until the first business day after (i) the expiration of six months from the date of the Participant’s separation from service or (ii) if earlier, the date of the Participant’s death. Nothing in this Agreement should be construed as a guarantee or entitlement of any particular tax treatment to the Participant. None of the Company, the Board, the Committee or any other Person shall have liability with respect to the Participant in the event this Agreement or the Performance Shares granted hereunder fail to comply with the requirements of Section 409A.

Section 10. Application of Section 280G of the Code.

If Worthington determines that any payment or benefit, including any accelerated vesting, due to the Participant under this Agreement in connection with a Change in Control, when combined with any other payment or benefit due to the Participant from the Company or any other entity in connection with such Change in Control, would be considered an “excess parachute payment” within the meaning of Section 280G of the Code, the payments and benefits due to the Participant under this Agreement may be reduced by the Company to the minimum extent necessary to avoid the imposition of an excise tax under Section 4999 of the Code or a loss of deduction under Section 280G of the Code, in accordance with rules and procedures which may be established by the Committee and, to the extent applicable, in compliance with Section 409A.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of the Grant Date set forth above.

PARTICIPANT WORTHINGTON STEEL, INC.

______________________________________ By: ________________________________
[Printed Name] [Printed Name]
Its: [Title]

Dated: ____________________________ Dated: ________________________

Appendix A

Performance Conditions

This Appendix A sets forth the Performance Conditions for the Performance Shares and shall determine the extent to which the Performance Conditions are achieved and the extent to which the Performance Shares will be eligible for vesting under the Agreement. The Performance Conditions shall be based on Worthington’s Annualized ATSR (as defined below).

Calculation to Determine Performance Shares Eligible for Vesting

The Participant will be eligible to vest in a number of Shares underlying the corresponding number of Performance Shares (at a rate of one Share for each Performance Share), ranging from 0% to % of the target number of Performance Shares granted to the Participant (the “Target Performance Shares”), based on Worthington’s Annualized ATSR and determined based on the table below. For Annualized ATSR performance between the values listed in the table below, the number of Performance Shares that become eligible for vesting shall be determined by straight-line interpolation:

Annualized ATSR	Percentage of Target Performance Shares Eligible for Vesting
Below %	0%
%	%
%	%
%	%

In no event shall more than % of the Target Performance Shares become eligible for vesting.

Determination of Annualized ATSR

For purposes of this Agreement:

(i)
“Annualized ATSR” means: Total Performance Period ATSR to the 1/3 power, minus one.

(ii)
“Total Performance Period ATSR” shall be calculated as follows:

Ending Price + Cumulative Value of All Dividends Paid Over the Performance Period

Starting Price

(iii)
“Starting Price” means the volume weighted average closing price (the “VWAP”) of the Shares for the 40 consecutive trading days ending on _____________.

(iv)
“Ending Price” means the VWAP of the Shares for the 40 consecutive trading days ending on _____________.

Adjustments to the Annualized ATSR and the Total Performance Period ATSR may be made in accordance with Section 12(e) of the Plan.

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